Exhibit 10.12
FIRST AMENDMENT TO THE
AURORA DIAGNOSTICS HOLDINGS, LLC 2011 INCENTIVE PLAN
     THIS FIRST AMENDMENT (this “Amendment”) to the Aurora Diagnostics Holdings, LLC 2011 Incentive Plan (the “Plan”), is effective as of August 8, 2011.
     1. The Plan is amended by deleting the first sentence of Section 5.1 and replacing it with the following:
     “Subject to adjustment as provided in Section 9.1, the aggregate number of Units reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,931,130.”
     2. Except as expressly amended hereby, the terms of the Plan shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative.

AURORA DIAGNOSTICS HOLDINGS, LLC
By:	/s/ James C. New
James C. New
Chief Executive Officer